UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012 (September 27, 2012)

Realogy Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-173250	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

Domus Holdings Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 27, 2012, Domus Holdings Corp., a Delaware corporation and now known as Realogy Holdings Corp. (the “Company”), filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware, in order to (i) effect a one for twenty-five reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), resulting in 8,021,276 shares of Common Stock outstanding immediately following the reverse stock split and (ii) to change its name to Realogy Holdings Corp. from Domus Holdings Corp., in each case, in connection with the Company’s proposed initial public offering of the Common Stock. Pursuant to the Amendment, every twenty-five (25) shares of Common Stock of the Company issued and outstanding prior to the Reverse Stock Split were automatically reclassified and changed into one (1) share of Common Stock, with fractional shares resulting from the Reverse Stock Split being aggregated for each holder and rounded up to the next whole number of shares. The Amendment, which became effective on September 27, 2012, is filed as Exhibit 3.1 hereto and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits

Exhibit Number	Exhibit

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Domus Holdings Corp., effective as of September 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull

	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: September 28, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Domus Holdings Corp., effective as of September 27, 2012.